Exhibit 21
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                              SUBSIDIARIES OF
                          SMITH CORONA CORPORATION
                       			Jurisdiction            Name Doing
Name                      of Incorporation	       Business Under

Smith Corona             	United Kingdom	         Smith Corona
(UK)Holdings Limited                             (UK) Holdings
                                                  Limited

Smith Corona	             Ontario, Canada         Smith Corona
	(Canada) Limited			                              (Canada) Limited

Smith Corona (France)     Paris, France	          Smith Corona
	S.A.R.L.			                                      (France) S.A.R.L.

Smith Corona GmbH         Dusseldorf, Germany	    Smith Corona GmbH

Smith Corona S.A.	        Waterloo, Belgium	      Smith Corona S.A.

Smith Corona	             Ansterdam - Holland	    Smith Corona
	International B.V.					                          Internatonal B.V.

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